SCHEDULE 1

Schedule 1 sets forth the Managing Director and the members of the Investment Committee of ADIA.

Name	Business Address	Present Principal Occupation	Citizenship
H.H. Sheikh Hamed bin Zayed Al Nahyan	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Managing Director and Investment Committee Member	United Arab Emirates
H.H. Sheikh Mohammed bin Khalifa bin Zayed Al Nahyan	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
H.E. Khalil Mohammed Sharif Foulathi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Majed Salem Khalifa Rashed Alromaithi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Khalifa Matar Khalifa Saif Almheiri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Hamad Shahwan Surour Shahwan Aldhaheri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Dhaen Mohamed Al Hameli	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Nasser Shotait Al Ketbi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Mohamed Rashid Al Mheiri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Juma Khamis Al Khyeli	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates

SCHEDULE 2

Schedule 2 sets forth the executive officers and the members of the board of directors of Platinum Hawk C 2019 RSC Limited.

Name	Business Address	Present Principal Occupation	Citizenship
Suhail Hamad Mohammed Al Yabhouni AlDhaheri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Sultan Khalifa Mohamed Obaid AlMheiri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Mamoun Jamai	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	Morocco
Guy Lambert	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	The Netherlands
Karim Mourad	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Kingdom
Luis Miguel Azenha Pisco	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	Portugal
Mujeeb Ur Rehman Qazi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United States of America